Exhibit 99.2

NEWS RELEASE

	Contacts:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
FOR IMMEDIATE RELEASE		(713) 850-7600

GEOKINETICS ANNOUNCES COMMENCEMENT OF AN

OFFERING OF $275 MILLION SENIOR SECURED NOTES DUE 2014

HOUSTON, TEXAS December 7, 2009 — Geokinetics Inc. (NYSE AMEX:GOK) announced today that its wholly-owned subsidiary, Geokinetics Holdings, Inc., has commenced an offering of $275 million senior secured notes due 2014 (the “notes”) to be offered and sold to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended.

The notes will bear interest at a rate to be determined at pricing and will be guaranteed on a senior secured basis by Geokinetics and each of its domestic subsidiaries. The notes and the guarantees will be secured by liens on substantially all of the assets of Geokinetics, Geokinetics Holdings and the subsidiary guarantors.

Geokinetics intends to use the net proceeds from this offering to finance the cash portion of the acquisition of the on-shore seismic and multi-client seismic library business of Petroleum Geo-Services ASA and to repay current outstanding indebtedness.

The notes and the guarantees thereof have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act of 1933 and any applicable state securities laws.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of an offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

GEOKINETICS INC. (NYSE Amex: GOK)

1500 CityWest Blvd., Suite 800, Houston, Texas  77042  (713) 850-7600  (713) 850-7330 FAX

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry. Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the business outlook for the year, backlog and bid activity, business strategy, related financial performance and statements with respect to future events.  These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, job delays or cancellations, reductions in oil and gas prices, the continued disruption in worldwide financial markets, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Company’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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